UNITED STATES
                SECURITIES EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Sep. 5, 2001

                  BUSINESS PLAN EXCHANGE, INC.
     (Exact name of registrant as specified in its charter)


      Delaware                             13-4067173
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State of Incorporation                 IRS Employer ID No.

1 ROCKEFELLER PLAZA - SUITE 1600
NEW YORK, NEW YORK                            10020
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Address of principal Executive Offices     Zip Code


Registrant's Telephone Number    (212) 265-4600

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Item 1.  Changes in Control of Registrant

On September 5, 2001, the Company acquired 27,140,000 shares of common stock, $1.00 par value, of Javien Inc., (hereinafter
"Javien") a company incorporated under the laws of the Bahamas.

The acquisition was consummated by the execution of an Acquisition Agreement dated August 27, 2001. The shares acquired by the Company represented over ninety-five (95%) percent of all of Javien's then currently issued and outstanding common stock in a tax free stock-for-stock acquisition. The aggregate purchase price paid by the Company for the Javien common shares was 11,431,200 newly issued shares of post-reverse split shares of voting common stock of the Company, $0.001 par value. These shares will be issued to the sellers of the Javien shares subsequent to a 1 for 3 reverse split of the voting common stock by the Company of its voting common stock.

As a result of the foregoing transaction, there was a change in control of the company to the shareholders of Javien. The shareholders of Javien now hold approximately 91.4% of the outstanding shares of common stock of the company. Furthermore, Mr. Shane Henty Sutton and David Sutton have resigned as directors of the Company. Mr. Peter Moulinos remains as a director of the Company. New directors have been appointed:
Mr. Richard Wolfli, and Mr. Karel Komarek. Mr. Wolfli is the chairman of Javien. Mr. Komarek is a director and the major shareholder of Javien. Mr. Wolfli has 17 years experience as a principle of oil and gas exploration, engineering consulting, and technology companies. Mr. Komarek has 11 years experience as a principle of natural gas transportation, technology, and media companies. Resigning directors have no disagreement with the registrant and have resigned as a normal course of change of control.


Item 2.  Acquisition or Disposition of Assets

On September 5, 2001, the Company acquired 27,140,000 shares of common stock, $1.00 par value, of Javien, Inc., (hereinafter
"Javien") a company incorporated under the laws of the Bahamas.

The acquisition was consummated by the execution of an Acquisition Agreement dated August 27, 2001. The shares acquired by the Company represented over ninety-five (95%) percent of all of Javien's then currently issued and outstanding common stock in a tax free stock-for-stock acquisition. The aggregate purchase price paid by the Company for the Javien common shares was 11,431,200 newly issued shares of post-reverse split shares of voting common stock of the Company, $0.001 par value. These shares will be issued to the sellers of the Javien shares subsequent to a 1 for 3 reverse split of the voting common stock by the Company of its voting common stock.

There was no material relationship between the Company and Javien prior to the acquisition by the company of the Javien shares.


Item 5. Other Events and Regulation FD Disclosure.

Control of the company has now passed to the shareholders of Javien. The company shall now adopt the business plan of Javien and proceed with the business operations of Javien.
Additionally, the company shall change its name to Javien, Inc.

Javien has developed a unique concept, strategy, and technology to enable a new layer of micro-economic activity. Javien has developed the Javien Economy micro-commerce system. Javien's product suite includes a secure, efficient micropayment system. Buyers and sellers keep their accounts at a central secure server. Digital information or services merchants operate a program called Javien StoreFront that allows them to ask for very small fees for content (down to 1 cent). The payment of these fees is facilitated by the Javien Account Manager program that is installed on buyer's machines. The transaction is, instantaneous and secure.

Javien's Micropay system allows for transactions of digital content with no waiting for credit approval and no risk of fraud to either buyer or seller. The Micropay system is augmented with powerful tools and features required to effectively and efficiently complete the buying process: single sign-on, an automatied irrefutable identification process for buyers and sellers, a complete account management systems, and receipt management. Using the foregoing, merchants are now empowered to charge any visiting customer on a pay-per-click, zone-pass, time-pass, or mini-subscription basis. The combination of these services and functionality, and its zero implementation cost for merchants and customers is unique.

Javien's services provide value to key customer groups: people who want to access high quality content on the Internet, and sellers who need to develop revenue from their investment in digital content. Javien has brought together the components required to facilitate the entire online buying process: People, Products and Exchange. Though there are many e-commerce solutions, Javien believes there are no companies that offer a suite of products such as Javien's.

Management has already identified key areas where, at present, no direct competitor exists to Javien's technology or business model. The design and testing of the prototype is complete and Javien has filed a U.S. patent on its technology and systems with the U.S. Patent and Trademark Office in May 2000 and has extended this with filings with Patent Treaty Countries. The company has also recently filed two additional technology patents in the US.


Item 7.   Financial Statements and Exhibits

At this time, it is impracticable to provide the required financial statements for Javien Inc. The Company however expects to file such financial statements as an amendment to this Form as soon as practicable, but not later than sixty (60) days after the report on this Form is to be filed.

A copy of the Acquisition Agreement between the Company and Javien Inc., is attached hereto as an exhibit.

SIGNATURES

In accordance with the requirements of the Securities Exchange
Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: September 10, 2001
Business Plan Exchange, Inc.
(Registrant)

/s/ Richard W. Wolfli
Director